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TO THE SECRETARY OF
RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

WHEREAS, The Board of Directors of IDS Life Insurance Company of New York (now known as RiverSource Life Insurance Co. of New York) ("Company"):

         RESOLVED, that effective January 2, 2007, the following separate accounts of the Company will be renamed as follows:

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              CURRENT NAME                                    NEW NAME
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
IDS Life of New York Accounts 4, 5, 6, 9,         RiverSource of New York Account 4
10, 11, 12, 13, 14, 15, 16, 17, 18 and 19
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

         RESOLVED FURTHER. that the proper officers of the Company are authorized and directed, as they determine to be appropriate and in accordance with applicable laws and regulations, to establish additional subaccounts, variable accounts and/or investment divisions within the newly-designated separate accounts or to remove, consolidate or otherwise modify the subaccounts, variable accounts and/or investment divisions within the newly-designated separate accounts; and

         RESOLVED FURTHER, that the proper offices of the Company are hereby authorized and directed to make all filings, registrations and applications and to take such further actions as may be necessary or helpful to effectuate the foregoing resolutions.

As President of the Company and in accordance with the above resolutions and pursuant to authority granted by the Board of Directors of the Company, I hereby consolidate the fourteen separate accounts previously established in accordance with Section 4240 of the New York Insurance Law and known as IDS Life of New York Accounts 4, 5, 6, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and
19 into one unit investment trust designated as RiverSource of New York Account 4, a separate account currently comprised of fourteen (14) subaccounts, established in accordance with Section 4240 of the New York Insurance Law and as a successor issuer under Rule 414 of the Securities Act of 1933.




/s/ Timothy V. Bechtold
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    Timothy V. Bechtold
    President
    January 2, 2007